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                                                                EXHIBIT 99.6(10)




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 28, 2003 with respect to the financial statements of The Manufacturers Life Insurance Company (U.S.A.), which is contained in the Statement of Additional Information in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 Nos. 333-70728 and 333-70730) and the related prospectus of Separate Account H of The Manufacturers Life Insurance Company (U.S.A.).


                                               /s/Ernst & Young LLP

Philadelphia, Pennsylvania


April 29, 2003



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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" in the prospectus and to the use of our report dated March 28, 2003 with respect to the financial statements of The Manufacturers Life Insurance Company (U.S.A.) Separate Account H (formerly The Manufacturers Life Insurance Company of North America Separate Account A), which is contained in the Statement of Additional Information in Post-Effective Amendment No. 4 to the Registration Statement (Form N-4 Nos. 333-70728 and 333-70730) and the related prospectus of The Manufacturers Life Insurance Company (U.S.A.) Separate Account H.





                                                  /s/ ERNST & YOUNG LLP




Boston, Massachusetts
April 29, 2003